Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE

Entrust Announces Preliminary Second Quarter Financial Results

DALLAS – July 4, 2007 – Entrust, Inc. [Nasdaq: ENTU], a world leader in securing digital identities and information, today announced its preliminary financial results for the second quarter ending June 30, 2007.

Entrust expects total revenue for the quarter to be approximately $24.3 million, an increase of 10% over Q2, 2006. Product revenue for the quarter is expected to be approximately $8.8 million, an increase of 20% over Q2, 2006. Services revenue is expected to be approximately $15.5 million, an increase of 6% over Q2, 2006.

Net income on a GAAP basis is expected to be a loss of $0.05 per share for the second quarter, down from a net loss of $0.02 per share in Q2, 2006. On a non-GAAP basis, earnings per share for the second quarter are expected to be a loss of approximately $0.02, down from $0.00 per share in Q2, 2006. These non-GAAP results exclude the following items: amortization of intangible assets related to acquisitions, restructuring and related adjustments, stock-based compensation, and impairment of certain strategic investments. See the financial table below reconciling these non-GAAP figures to GAAP.

“I am pleased that we grew product revenue 29 percent for the first half of the year, however I am disappointed in our revenue attainment from large deals in the quarter. Our growth is underpinned by our revenue from transactions under $500 thousand, which increased by 50 percent in first half of the year over last year and our $5 million increase in deferred revenue from Q2, 2006,” said Bill Conner, Entrust Chairman, President and Chief Executive Officer. “Based on the growth on IdentityGuard, PKI, total transactions, new customers and our services business I feel we are well positioned to continue to execute our growth plan for the second half of 2007.”

Additional Business Highlights:

•	Total revenue increased 13% for the first half of 2007 over the first half of 2006, and increased 10% over Q2, 2006.

•	Product revenue increased 29% for the first half of 2007 over the first half of 2006, and increased 19% over Q2, 2006.

•	Deferred revenue is expected to be over $28.0 million, an increase of $5.0 million from the $23.0 million in the second quarter of 2006.

•	Product revenue from deals under $500 thousand increased 37% over Q2, 2006. For the first half of 2007, product revenue from deals under $500 thousand increased 50% over the first half of 2006.

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Entrust’s top 5 product revenue transactions accounted for 8 percent of revenue in the quarter. Entrust’s largest transaction was a U.S federal government deal valued at approximately $1.0 million, and there were no product deals over $1.0 million in the quarter.

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Transactions increased to 107, up 51% over Q2, 2006. For the first half of 2007 transactions increased 69% over the first half of 2006. New customer traction continued to increase, adding 30 new customers in the quarter, up 67% over Q2, 2006. For the first half of 2007 new customers increased 89% over the first half of 2006.

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•	Entrust IdentityGuard product revenue increased 40% over Q2, 2006 and the company achieved their first Entrust IdentityGuard Token shipments.

•	PKI product revenue increased 9% over Q2, 2006 driven by record SSL and new Extended Validation (EV) SSL certificate revenue.

•	Single Sign-on (SSO) product revenue increased 95% over Q2, 2006 driven by government portals and interest in providing SSO as part of a layered authentication approach with IdentityGuard.

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Services revenue in the quarter was approximately $15.5 million, which is up 6% from Q2 of last year. The key driver for the increase in services revenue was the company’s 2nd highest quarterly support and maintenance revenue attainment.

•	Entrust expects to have positive cash flow from operations for the quarter. Cash and marketable securities increased to over $23.0 million from $20.8 million in the first quarter of 2007.

Guidance:

Entrust is now targeting total revenue for the second half of 2007 of $55.0 million. Entrust is targeting a net loss of $.02 per share for the second half of 2007 and a non-GAAP income per share of $0.04. These non-GAAP results exclude the following items: amortization of intangible assets related to acquisitions, restructuring and related adjustments, stock-based compensation, and impairment of certain strategic investments. See the financial table below reconciling these non-GAAP figures to GAAP.

Entrust will host a conference call on Thursday, July 5, 2007 at 8:30 a.m. EDT to discuss the second quarter preliminary results.

Entrust will announce its final second quarter financial results after market close on July 31, 2007. A conference call with management will be held on the same day at 5:00 p.m. EDT. For more information, please visit http://www.entrust.com/investor/.

Entrust will host a live teleconference and Webcast on Thursday, July 5, 2007 at 8:30 a.m.. EDT, Chairman, President and CEO Bill Conner and CFO David Wagner will discuss Entrust’s preliminary Q2 results. The conference call audio will be available live via dial-in at 1-800-732-9303 and via http://phx.corporate-ir.net/playerlink.zhtml?c=73119&s=wm&e=1595593. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 10:30 a.m. ET, Thursday, July 5, 2007 through Thursday, July 12, 2007 at 11:59 p.m. ET. The North American replay number is 877-289-8525 and the International replay number is 416-640-1917. Both numbers have a pass code of 21238935#.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of goods sold, the amortization of purchased intangible assets in operating expenses, stock compensation expense, restructuring charges and write down of strategic investments from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to Entrust’s projected revenue, net income and net loss per share and non-GAAP income per share for the second half of 2007. Such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, unconverted customer opportunities, issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust [NASDAQ: ENTU] secures digital identities and information for governments, enterprises and consumers in 1,650 organizations spanning 60 countries. Entrust leverages a layered security approach to address the growing risks to governments and enterprises worldwide. Our layered solutions help secure the most common digital identity and information protection pain points in an organization. These solutions include SSL, authentication, fraud detection, digital certificate management, shared data protection and e-mail security. For information, call 888-690-2424, e-mail entrust@entrust.com or visit www.entrust.com.

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact:	Media Contact:

David Rockvam	Michelle Metzger
Investor Relations	Media Relations
972-713-5824	972-713-5866
david.rockvam@entrust.com	michelle.metzger@entrust.com

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

	Preliminary Results		Forward Looking Guidance
	Three Months Ended		Second Half
	June 30, 2007	June 30, 2006	2007
U.S. GAAP measure	($0.05)	($0.02)	($0.02)

Adjustments to exclude the effects of amortization of purchased intangible assets	$0.01	—	$0.02

Adjustments to exclude the effects of expenses related to stock-based compensation	$0.02	$0.01	$0.04

Tax effect on Non-GAAP adjustments	—	$0.01	—

Non-GAAP figures	($0.02)	$0.00	$0.04